Exhibit 23.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Vein Associates of America, Inc.

We have audited the accompanying consolidated balance sheets of Vein Associates of America, Inc.as of June 30, 2007and 2006, and the related statements of operations, shareholders’ deficit,and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vein Associates of America, Inc.as of June 30, 2007and 2006, and the results of its operations and its cash flows for the years then ended,in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered significant operating losses and is dependent upon additional debt or equity financing to provide sufficient working capital to meet its obligations and sustain its operations. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not contain any adjustments that might result from the outcome of these uncertainties.

/s/ Holtz Rubenstein Reminick LLP

New York, New York
November 5, 2007